                                                                   Exhibit 99.1

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                          AGREEMENT AND PLAN OF MERGER

                          dated as of December 14, 2000

                                 by and between

                              Zions Bancorporation

                                       and

                            Eldorado Bancshares, Inc.



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

                                TABLE OF CONTENTS


                                                                     PAGE
RECITALS

ARTICLE I Certain Definitions
     1.01 CERTAIN DEFINITIONS............................................2

ARTICLE II The Merger
     2.01 THE MERGER.....................................................9
     2.02 EFFECTIVE DATE AND EFFECTIVE TIME.............................10

ARTICLE III Consideration; Exchange Procedures
     3.01 MERGER CONSIDERATION..........................................10
     3.02 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS.......................11
     3.03 FRACTIONAL SHARES.............................................11
     3.04 EXCHANGE PROCEDURES...........................................11
     3.05 ANTI-DILUTION PROVISIONS......................................12
     3.06 OPTIONS.......................................................13
     3.07 WARRANTS......................................................13
     3.08 SPIN OFF......................................................14

ARTICLE IV Actions Pending Acquisition
     4.01 FOREBEARANCES OF THE COMPANY..................................14
     4.02 FOREBEARANCES OF ZIONS........................................17

ARTICLE VRepresentations and Warranties
     5.01 DISCLOSURE SCHEDULES..........................................18
     5.02 STANDARD......................................................18

     5.03 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................18
     5.04 REPRESENTATIONS AND WARRANTIES OF ZIONS.......................32

ARTICLE VICovenants
     6.01 REASONABLE BEST EFFORTS.......................................36
     6.02 SHAREHOLDER APPROVAL..........................................36
     6.03 REGISTRATION STATEMENT........................................36
     6.04 BANK MERGER...................................................37
     6.05 PRESS RELEASES................................................37
     6.06 ACCESS; INFORMATION...........................................38
     6.07 ACQUISITION PROPOSALS.........................................38
     6.08 RULE 145 RESTRICTIONS.........................................39
     6.09 CERTAIN POLICIES..............................................39
     6.10 NASDAQ LISTING................................................39
     6.11 REGULATORY APPLICATIONS.......................................39
     6.12 INDEMNIFICATION...............................................40
     6.13 BENEFIT PLANS.................................................41
     6.14 NOTIFICATION OF CERTAIN MATTERS...............................42
     6.15 SHAREHOLDER AGREEMENTS........................................42
     6.16 RESERVATION OF SHARES.........................................43
     6.17 ACCOUNTANTS' LETTERS..........................................43
     6.18 RESIGNATIONS..................................................43

ARTICLE VIIConditions to Consummation of the Merger
     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER....43
     7.02 CONDITIONS TO OBLIGATION OF THE COMPANY.......................44
     7.03 CONDITIONS TO OBLIGATION OF ZIONS.............................45

ARTICLE VIIITermination
     8.01 TERMINATION...................................................45
     8.02 EFFECT OF TERMINATION AND ABANDONMENT.........................46

ARTICLE IXMiscellaneous
     9.01 SURVIVAL......................................................47
     9.02 WAIVER; AMENDMENT.............................................47
     9.03 COUNTERPARTS..................................................47
     9.04 GOVERNING LAW.................................................47
     9.05 EXPENSES......................................................47
     9.06 NOTICES.......................................................47
     9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES............48
     9.08 INTERPRETATION; EFFECT........................................49


EXHIBIT A     Stock Option Agreement
EXHIBIT B     Bank Merger Agreement
EXHIBIT C     Form of Company Affiliate Letter
EXHIBIT D     Form of Shareholder Agreement
Company Disclosure Schedule
Zions Disclosure Schedule

         AGREEMENT AND PLAN OF MERGER, dated as of December 14, 2000 (this "AGREEMENT"), by and between Zions Bancorporation ("ZIONS") and Eldorado Bancshares, Inc. (the "COMPANY").


                                    RECITALS

         A. THE COMPANY. The Company is a Delaware corporation, having its principal place of business in Laguna Hills, California.

         B. ZIONS. Zions is a Utah corporation, having its principal place of business in Salt Lake City, Utah.

         C. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combination of Zions and the Company contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         D. BOARD ACTION. The respective Boards of Directors of each of Zions and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein.

         E. STOCK OPTION. As an inducement to Zions to enter into this Agreement, the Company desires to, and immediately following the execution and delivery hereof will, grant Zions a stock option to purchase up to 19.9% of the outstanding shares of the Company, under certain circumstances, and pursuant to that certain Stock Option Agreement attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT").

         F. BANK MERGER. It is the intention of the parties to this Agreement that, promptly following the business combination of Zions and the Company contemplated hereby, the parties will cause the business combination of Antelope Valley Bank and Eldorado Bank with and into California Bank & Trust pursuant to the terms of the Bank Merger Agreement attached hereto as Exhibit B (the "BANK MERGER").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

                  "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement or by the Bank Merger Agreement.

                  "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                  "BANK MERGER" has the meaning set forth in the recitals.

                  "BANK MERGER AGREEMENT" means the agreement attached hereto as Exhibit B.

                  "BHC ACT" means the Bank Holding Company Act of 1956, as amended.

                  "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday or any other day which is not a day on which banking institutions in the States of Utah or California are authorized or obligated by law to close.

                  "BUSINESS COMBINATION" has the meaning set forth in Section 3.05.

                  "CB&T" means California Bank & Trust, a majority-owned subsidiary of Zions.

                  "CODE" has the meaning set forth in the recitals.

                  "COMMISSIONER" means the Commissioner of the California Department of Financial Institutions.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY AFFILIATE" has the meaning set forth in Section 6.08(a).

                  "COMPANY BANKS" has the meaning set forth in Section 5.03(c).

                  "COMPANY BOARD" means the Board of Directors of the Company.

                  "COMPANY BY-LAWS" means the By-laws of the Company.

                  "COMPANY CEO" means Robert Keller.

                  "COMPANY CERTIFICATE" means the Certificate of Incorporation of the Company, as amended.

                  "COMPANY COMMON STOCK" means the Company Voting Common Stock and the Company Non-Voting Common Stock.

                  "COMPANY'S KNOWLEDGE" means actual knowledge of one or more of the officers (as defined in Rule 16a-1(f) as promulgated under the Exchange Act) of the Company.

                  "COMPANY MEETING" has the meaning set forth in Section 6.02.

                  "COMPANY PREFERRED STOCK" means the preferred stock, $0.01 par value, of the Company.

                  "COMPANY REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of June 6, 1997, among Commerce Security Bancorp, Inc., Madison Dearborn Capital Partners II, L.P., Olympus Growth Fund II, L.P. and Olympus Executive Fund, L.P.).

                  "COMPANY SECURITIES" means the Company Common Stock and the Company Preferred Stock.

                  "COMPANY STOCK OPTION" has the meaning set forth in Section 3.06, and for the avoidance of doubt, does not include Company Warrants.

                  "COMPANY STOCK PLANS" means the 1997 Stock Option Plan and the 1999 Stock Option Plan for Non-Employee Directors of the Company.

                  "COMPANY NON-VOTING COMMON STOCK" means the non-voting common stock, $0.01 par value, of the Company.

                  "COMPANY VOTING COMMON STOCK" means the voting common stock, $0.01 par value, of the Company.

                  "COMPANY WARRANTS" has the meaning set forth in Section 3.07.

                  "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in
         Section 5.03(m).

                  "COSTS" has the meaning set forth in Section 6.12(a).

                  "CURRENT EMPLOYEES" has the meaning set forth in Section 6.13.

                  "DELAWARE SECRETARY" means the Secretary of State of the State of Delaware.

                  "DGCL" means the Delaware General Corporation Law.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in Section
         5.01.

                  "EFFECTIVE DATE" means the effective date of the Merger, as provided for in Section 2.02.

                  "EFFECTIVE TIME" means the effective time of the Merger, as provided for in Section 2.02.

                  "EMPLOYEES" has the meaning set forth in Section 5.03(m).

                  "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" has the meaning set forth in Section
         5.03(m).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "EXCHANGE AGENT" has the meaning set forth in Section 3.04(a).

                  "EXCHANGE FUND" has the meaning set forth in Section 3.04(a).

                  "EXCHANGE RATIO" means 0.23.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

                  "FHA" has the meaning set forth in Section 5.03(w).

                  "FHLMC" has the meaning set forth in Section 5.03(w).

                  "FNMA" has the meaning set forth in Section 5.03(w).

                  "GAAP" means generally accepted accounting principles.

                  "GNMA" has the meaning set forth in Section 5.03(w).

                  "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                  "HUD" has the meaning set forth in Section 5.03(w)

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 6.12(a).

                  "INSURANCE AMOUNT" has the meaning set forth in Section
         6.12(b).

                  "INSURANCE POLICY" has the meaning set forth in Section
         5.03(s).

                  "INSURER" has the meaning set forth in Section 5.03(w).

                  "INVESTOR" has the meaning set forth in Section 5.03(w)(iii).

                  "LIENS" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

                  "LOAN SERVICING AGREEMENT" has the meaning set forth in
         Section 5.03(w).


                  "MATERIAL ADVERSE EFFECT" means, with respect to Zions or the Company, any effect that (i) is material and adverse to the financial position, results of operations or business of Zions and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Zions or the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) any change in laws and regulations or interpretations thereof by courts or governmental authorities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (b) any change in GAAP or regulatory accounting principles generally applicable to depository institutions and their holding companies, (c) any change arising or resulting from general industry, economic or capital market conditions (including changes in the level of interest rates) that affects Zions or the Company, as applicable (or the markets in which Zions or the Company, as applicable, competes) in a manner not disproportionate to the manner in which such conditions affect comparable companies in the industries or markets in which Company or Zions, as applicable, competes, (d) any act or omission of the Company (or any of its Subsidiaries) taken with the prior written consent of Zions or (e) the expenses reasonably incurred by the Company in entering into this Agreement and consummating the transactions contemplated by this Agreement and the expenses associated with the termination of any Compensation and Benefit Plan as and to the extent contemplated herein.

                  "MATERIAL CONTRACT" has the meaning set forth in Section 5.03(k).

                  "MERGER" has the meaning set forth in Section 2.01(a).

                  "MERGER CONSIDERATION" has the meaning set forth in Section 2.01(a).

                  "MORTGAGE LOAN" means a loan primarily secured by a first or second mortgage on a one-to-four family residential property other than any loan originated in connection with a program administered by the Small Business Administration (including without limitation so-called
         Section 7(a) and Section 504 loans).

                  "MULTIEMPLOYER PLANS" has the meaning set forth in Section 5.03(m).

                  "NASDAQ" means the Nasdaq National Market.

                  "NEW CERTIFICATE" has the meaning set forth in Section
         3.04(a).

                  "OLD CERTIFICATE" has the meaning set forth in Section
         3.04(a).

                  "OPTION SPREAD" has the meaning set forth in Section 3.06(a).

                  "PENSION PLAN" has the meaning set forth in Section 5.03(m).

                  "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

                  "PLANS" has the meaning set forth in Section 5.03(m).

                  "POOL" has the meaning set forth in Section 5.03(w).

                  "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

                  "PROXY STATEMENT" has the meaning set forth in Section
         6.03(a).

                  "REGISTRATION STATEMENT" has the meaning set forth in Section 6.03(a).

                  "REGULATORY AUTHORITY" has the meaning set forth in Section 5.03(i).

                  "REPLACEMENT OPTION" has the meaning set forth in Section
         3.06.

                  "REPLACEMENT WARRANTS" has the meaning set forth in Section 3.07.

                  "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

                  "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC DOCUMENTS" has the meaning set forth in Sections 5.03(g) and 5.04(g).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SECURITIZATION INSTRUMENTS" has the meaning set forth in
         Section 5.03(w).

                  "SECURITIZATION SERVICER" has the meaning set forth in Section 5.03(w).

                  "SECURITIZATION TRANSACTION" has the meaning set forth in
         Section 5.03(w).

                  "SERVICED LOANS" has the meaning set forth in Section 5.03(w).

                  "SHAREHOLDER AGREEMENTS" has the meaning set forth in Section 6.15.

                  "SPIN OFF" has the meaning set forth in Section 3.08.

                  "STOCK OPTION AGREEMENT" has the meaning set forth in the recitals.

                  "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

                  "SUBSIDIARY INTERESTS" has the meaning set forth in Section 3.08.

                  "SURVIVING CORPORATION" has the meaning set forth in Section 2.01(a).

                  "TAKEOVER LAWS" has the meaning set forth in Section 5.03(v).

                  "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

                  "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

                  "TREASURY STOCK" shall mean shares of Company Stock held by the Company or any of its Subsidiaries or by Zions or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

                  "UBCA" means the Utah Revised Business Corporation Act.

                  "UTAH DIVISION" has the meaning set forth in Section 2.01(b).

                  "VA" has the meaning set forth in Section 5.03(w).

                  "ZIONS" has the meaning set forth in the preamble to this Agreement.


                  "ZIONS AVERAGE CLOSING PRICE" means the average of the last sales price per share for Zions Common Stock for the fifteen (15) consecutive Nasdaq trading day period ending on the third Business Day prior to the Effective Date as reported by Nasdaq (as reported in the Wall Street Journal or, if not reported therein, in another authoritative source).

                  "ZIONS BOARD" means the Board of Directors of Zions.

                  "ZIONS COMMON STOCK" means the common stock, no par value per share, of Zions together with any rights attached thereto under or by virtue of the Shareholder Protection Rights Agreement dated September 27, 1996.

                  "ZIONS PREFERRED STOCK" means the preferred stock, no par value per share, of Zions.

                  "ZIONS STOCK" means, collectively, Zions Common Stock and Zions Preferred Stock.


                                   ARTICLE II

                                   THE MERGER

         2.1 THE MERGER.

         (a) THE COMBINATION. At the Effective Time, the Company shall merge with and into Zions (the "MERGER"), the separate corporate existence of the Company shall cease and Zions shall survive and continue to exist as a Utah corporation (Zions, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). Zions may at any time prior to the Effective Time (including after the Company's shareholders have approved this Agreement) change the method of effecting the combination with the Company (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Company Securities as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration or (iii) impede or delay consummation of the transactions contemplated by this Agreement.


         (b) EFFECT. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing, if required, in the office of the Utah Division of Corporations and Commercial Code (the "UTAH DIVISIOn") of an agreement of merger in accordance with the UBCA and the filing in the office of the Delaware Secretary of a certificate of merger in accordance with the DGCL or such later date and time as may be set forth in such agreement and/or such certificate and the Merger shall have the effects prescribed in the UBCA and, if applicable, the DGCL.

         (c) ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of Zions immediately after the Merger shall be those of Zions as in effect immediately prior to the Effective Time.

         (d) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Zions immediately after the Merger shall be the directors and officers of Zions immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

         2.2 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause filings contemplated by Section 2.01(b) to be made on (i) the fifth Business Day to occur after the last of the conditions set forth in Section 7.01(a), (b),
(c), (d) and (e) shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing and the Merger provided for herein shall become effective upon such filing or filings or on such date as may be specified therein. The date of such filing or such later effective date is herein called the "EFFECTIVE DATE". The "EFFECTIVE TIME" of the Merger shall be the time of such filing or as set forth in such filing.


                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.1 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

         (a) OUTSTANDING COMPANY COMMON STOCK. Each share, excluding Treasury Stock, of Company Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into that number of shares of Zions Common Stock equal to the Exchange Ratio. The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

         (b) OUTSTANDING ZIONS STOCK. Each share of Zions Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

         (c) TREASURY SHARES. Each share of Company Securities held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.2 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive any dividend or other distribution with respect to such Company Securities with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

         3.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Zions Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Zions shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Zions Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Zions Average Closing Price.

         3.4 EXCHANGE PROCEDURES.

         (a) At or prior to the Effective Time, Zions shall deposit, or shall cause to be deposited, with such bank or other entity as Zions shall select (which entity may be a Subsidiary of Zions) (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Company Securities ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of Zions Securities ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Company Securities.

         (b) After the Effective Date, Zions shall send or cause to be sent as promptly as practicable to each former holder of record of shares of Company Securities immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III. Prior to the Effective Time, Zions shall afford the Company a reasonable opportunity to review and comment on the transmittal materials, and obtain the Company's approval of such transmittal materials, which approval shall not be unreasonably withheld. Zions shall cause the New Certificates into which shares of a shareholder's Company Securities are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Securities (or indemnity reasonably satisfactory to Zions and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. The Exchange Agent shall process materials received and issue New Certificates within three Business Days of the receipt of such materials. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

         (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Securities for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (d) At the election of Zions, no dividends or other distributions with respect to Zions Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Securities converted in the Merger into shares of such Zions Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and no such shares of Company Securities shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Zions Common Stock such holder had the right to receive upon surrender of the Old Certificate.

         (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Zions. Any shareholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Zions for payment of the shares of Zions Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Zions Common Stock deliverable in respect of each share of Company Securities such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.


         3.5 ANTI-DILUTION PROVISIONS. In the event Zions changes (or establishes a record date for changing) the number of shares of Zions Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Zions Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. If, between the date hereof and the Effective Time, Zions shall merge, be acquired or consolidate with, by or into any other corporation (a "BUSINESS COMBINATION") and the terms thereof shall provide that Zions Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that shareholders of the Company who would be entitled to receive shares of Zions Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Zions Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Zions Common Stock (provided that nothing herein shall be construed so as to release the acquiring entity in any such Business Combination from its obligations under this Agreement as the successor to Zions).

         3.6 OPTIONS. Options to purchase shares of Company Common Stock that are outstanding immediately prior to the Effective Time (each, a "COMPANY STOCK OPTION") shall be treated as follows in the Merger:

         (a) The Company Stock Options other than those owned by the Company CEO, whether vested or unvested as of the Effective Time, will be cancelled and terminated by the Company in exchange for an amount of cash equal to the aggregate number of shares of Company Common Stock that may be purchased under such Company Stock Options multiplied by the Option Spread. The "OPTION SPREAD" for a Company Stock Option will be equal to the arithmetic difference between
(y) the weighted average exercise price of the Company Stock Options owned by such employee and (z) the product of the Exchange Ratio multiplied by the Zions Average Closing Price. With the consent of the holder of a Company Stock Option, for purposes of this Section 3.06(a), any Company Stock Option share for which the exercise price exceeds the product of the Exchange Ratio multiplied by the Zions Average Closing Price shall be cancelled, and such Company Stock Option share and exercise price shall not be reflected in the Option Spread.


         (b) Each Company Stock Option owned by the Company CEO, whether vested or unvested immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Zions Common Stock equal to
(a) the number of shares of Company Common Stock subject to the Company Stock Option, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock which were purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Zions Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Company Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, the Company shall take all action, if any, necessary with respect to the Company Stock Plans to permit the cancellation or replacement of the outstanding Company Stock Options held by the Company CEO by Zions pursuant to this Section. At the Effective Time, Zions shall assume the Company Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that Zions shall have no obligation with respect to any awards under the Company Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Company Stock Plans. No later than the Effective Time, Zions shall file a registration statement on Form S-8 with respect to the shares of Zions Common Stock issuable in connection with the Replacement Options. Such registration statement shall be kept effective at least for so long as Replacement Options remain outstanding under the Company Stock Option Plans. As soon as practicable after the Effective Time, Zions shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements, subject to this Section 3.06, have been assumed by Zions and shall continue in effect on the same terms and conditions (subject to this Section 3.06).


         3.7 WARRANTS. At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT"), shall be converted into a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the number of shares of Zions Common Stock equal to (a) the number of shares of Company Common Stock subject to the Company Warrant, multiplied by (b) the Exchange Ratio (such product rounded down to the nearest whole number) (a "REPLACEMENT WARRANT"), at an exercise price per share (rounded down to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock which were purchasable pursuant to such Company Warrant divided by (z) the number of full shares of Zions Common Stock subject to such Replacement Warrant in accordance with the foregoing.

         3.8 SPIN OFF. If prior to the Effective Time, Zions distributes as a dividend or otherwise issues to holders of Zions Common Stock, or fixes a record date for such a dividend or issuance that is prior to the Effective Time (a "Spin Off"), shares of any Zions Subsidiary, including, without limitation, Digital Signature Trust Co., or any form of interest in the assets or business thereof (collectively, "Subsidiary Interests"), then upon completion of the Merger, (i) each holder of Company Common Stock at the Effective Time will be entitled to receive, in addition to the Merger Consideration as described in this Article III, such Subsidiary Interests as the Company Stockholder would have been entitled to receive had the Effective Time occurred immediately before the record date set by the Zions Board of Directors for the determination of holders of Zions Common Stock entitled to receive Subsidiary Interests in connection with any such Spin Off and (ii) each holder of a Company Stock Option or Company Warrant will be entitled to receive, in addition to consideration provided in Section 3.06 and 3.07, such Subsidiary Interests as the holder would have been entitled to receive had the Company Stock Option or Company Warrant been exercised in full immediately prior to the Effective Time. Solely for the purposes of clause (ii) of the immediately preceding sentence, no effect shall be given to the provisions of the Company Warrants requiring that the Company Warrants be exercised on a cashless basis.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         4.1 FOREBEARANCES OF THE COMPANY. From the date hereof until the Effective Time, except as contemplated by this Agreement, without the prior written consent of Zions (which consent shall not be unreasonably withheld), the Company will not, and will cause each of its Subsidiaries not to:

         (a) ORDINARY COURSE. Conduct the business of the Company and its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have a material adverse effect upon the Company's ability to perform any of its material obligations under this Agreement.

         (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Common Stock, Company Preferred Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Company Common Stock or Company Preferred Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

         (c) DIVIDENDS, ETC. (a) Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, or (b) make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of Company Securities, except that Zions and the Company agree that the Company may (i) pay a cash dividend not to exceed $0.05 per share payable to holders of record of Company Common Stock in the fourth quarter of 2000 the payment date for which may be in the fourth quarter of 2000 or the first quarter of 2001, and (ii) pay quarterly cash dividends during 2001, provided, that (1) the record date for any such dividend is prior to the Effective Date, (2) the record date and payment date in any quarter are the same as the record date and payment date for Zion's dividend with respect to Zions Common Stock, or as nearly the same as is practicable, and (3) the amount of the dividend paid with respect to each share of Company Common Stock, is not greater than the pro forma equivalent, rounded to the nearest cent, of the amount of the dividend paid with respect to the Zions Common Stock giving effect to the Exchange Ratio as of such record date for such dividend. In addition, notwithstanding the foregoing, (y) the Company may continue to satisfy its obligations to make interest and other payments as required under the terms of the outstanding junior subordinated debentures, held by its subsidiary CSBI Capital Trust I and (z) CSBI Capital Trust I may continue to satisfy its obligations to make required payments under the terms of the Series A Capital Securities.

         (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations, (iv) for grants of awards to newly hired employees consistent with past practice or (v) bonuses Previously Disclosed.

         (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

         (f) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that is not material to it and its Subsidiaries taken as a whole.

         (g) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith or to satisfy Previously Disclosed obligations, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

         (h) GOVERNING DOCUMENTS. Amend the Company Certificate, Company By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of the Company's Subsidiaries.

         (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory accounting principles.

         (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, amend or enter into or terminate any Material Contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing Material Contracts.

         (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to the Company and its Subsidiaries, taken as a whole.

         (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in
(i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

         (m) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

         (n) CAPITAL EXPENDITURES. Except as Previously Disclosed, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $100,000 individually or $500,000 in the aggregate.

         (o) RISK MANAGEMENT. Except as Previously Disclosed or as required by a Governmental Authority, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk in any material respect; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) materially alter its methods or policies of underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service loans.

         (p) LOANS. Make any loan, loan commitment or renewal or extension thereof to any person in an amount greater than $100,000 which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made by the Company and the Company Banks to such person and any affiliate or immediate family member of such person, exceed $2.0 million without submitting loan package information to the chief credit officer of CB&T for review with a right of comment at least two full Business Days prior to taking such action.

         (q) TAX ELECTIONS. Make or change any material Tax election.

         (r) COMMITMENTS. Agree or commit to do any of the foregoing in this
Section 4.01.

         4.2 FOREBEARANCES OF ZIONS. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, Zions will not, and will cause each of its Subsidiaries not to:

         (a) ORDINARY COURSE. Take any action reasonably likely to have an adverse effect on Zions' ability to perform any of its material obligations under this Agreement.

         (b) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in
(i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

         (c) COMMITMENTS. Agree or commit to do any of the foregoing in this
Section 4.02.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 DISCLOSURE SCHEDULES. On or prior to the date hereof, Zions has delivered to the Company a schedule and the Company has delivered to Zions a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02,
(b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (c) the disclosures contained in any portion of a Disclosure Schedule shall be deemed a disclosure in each other section of such Disclosure Schedule, provided a reasonable person would determine that the disclosure contained in such paragraph could qualify or otherwise apply to other sections of such Disclosure Schedule.

         5.2 STANDARD. No representation or warranty of the Company or Zions contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

         5.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Zions:

         (a) ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b) COMPANY SECURITIES. As of the date hereof, the authorized capital stock of the Company consists solely of 35,000,000 shares of Company Common Stock, of which 14,141,227 shares of Company Voting Common Stock and no shares of Company Non-Voting Common Stock were outstanding as of the date hereof, and 1,500,000 shares of Company Preferred Stock, of which no shares were outstanding as of the date hereof. As of the date hereof, 250,000 shares of Company Common Stock were held in treasury by the Company or otherwise owned by the Company or its Subsidiaries (other than in a fiduciary or agency capacity). The outstanding shares of Company Securities have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of the date hereof, except for the shares of Company Common Stock subject to the Stock Option Agreement, 633,513 shares of Company Common Stock subject to stock options under the Company Stock Plans and 2,241,216 shares of Company Common Stock subject to the Company Warrants (with the terms of each thereof Previously Disclosed), there are no shares of Company Securities authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Securities, and the Company does not have any commitment to authorize, issue or sell any Company Securities or Rights.

         (c)      SUBSIDIARIES.

                   (i)(A) The Company's only subsidiaries are Antelope Valley Bank and Eldorado Bank, each a California state chartered commercial bank (collectively, "COMPANY BANKS"), and the other Subsidiaries set forth on Schedule 5.03(c) hereto, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly owned Subsidiaries),
         (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

                  (ii) The Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                  (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         (d) CORPORATE POWER. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

         (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval and adoption of the plan of merger set forth in this Agreement by the holders of more than 50% of the outstanding shares of Company Voting Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. Each of this Agreement and the Stock Option Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (f) REGULATORY APPROVALS; NO DEFAULTS.

                  (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement or for the Company to consummate the Merger except for (A) filings with the SEC and state securities authorities and the approval of this Agreement by the stockholders of the Company, (B) the filing, if any, of an agreement of merger with the Utah Division pursuant to the UBCA, (C) the filing of a certificate of merger with the Delaware Secretary pursuant to the DGCL, and (D) the filing of applications and notices, as applicable, with the federal banking authorities and the Commissioner. As of the date hereof, to the Company's knowledge, there is no fact or circumstance pertaining to the Company or any of its Subsidiaries or Affiliates that could reasonably be expected to cause the approvals set forth in
         Section 7.01(b) not to be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                  (ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph, and expiration of related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company By-Laws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         (g) FINANCIAL REPORTS AND REGULATORY DOCUMENTS; MATERIAL ADVERSE
EFFECT.

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the Company's "SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Company and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Document (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

                  (ii) Since December 31, 1998, the Company has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, with any Regulatory Authority, including without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of California and the rules and regulations of the Federal Reserve Board and the Commissioner, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Authority with which they were filed.

                  (iii) Except as Previously Disclosed or set forth in the SEC Documents, since June 30, 2000, the Company and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                  (iv) Except as Previously Disclosed or set forth in the SEC Documents, since June 30, 2000, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

         (h) LITIGATION. Except as Previously Disclosed or set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, there is no suit, action or proceeding pending (and to the Company's Knowledge, no such suit, action or proceeding has been threatened) that, individually or in the aggregate, is (i) material to the Company and its Subsidiaries, taken as a whole, or (ii) that is reasonably likely to prevent or delay the Company in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement or the Stock Option Agreement.

         (i) REGULATORY MATTERS.

                  (i) Neither the Company nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Commissioner, the Federal Reserve Board and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES"), except as set forth in Schedule 5.03 (i) hereto.

                  (ii) Neither the Company nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         (j) COMPLIANCE WITH LAWS.  The Company and each of its Subsidiaries:

                  (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's Knowledge, no suspension or cancellation of any of them is threatened; and

                  (iii) has received, since December 31, 1998, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to the Company's Knowledge, do any grounds for any of the foregoing exist).

         (k) MATERIAL CONTRACTS; DEFAULTS. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (a "Material Contract") or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither it nor any of its Subsidiaries is in default under any Material Contract to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (l) NO BROKERS. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Keefe, Bruyette & Woods, Inc.

         (m)      EMPLOYEE BENEFIT PLANS.

                  (i) All material plans, contracts, policies or arrangements that are maintained or funded by the Company and its Subsidiaries to provide benefits and compensation to current employees or former employees of the Company and its Subsidiaries (the "EMPLOYEES") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "COMPENSATION AND BENEFIT Plans"), are listed in Section 5.03(m)(i) of the Company's Disclosure Schedule. True and complete copies of all written Compensation and Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Compensation and Benefit Plan, and all amendments thereto have been provided or made available to Zions.


                  (ii) All Compensation and Benefit Plans that constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "PLANS"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as set forth in
         Schedule 5.03(m)(ii) hereto, each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and to the Company's Knowledge no event or circumstance has occurred that is reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Company's Knowledge, threatened litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, can reasonably be expected to subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). The Company and the Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (iv) All contributions to any Compensation and Benefit Plan required to be made under the terms of any such Compensation and Benefit Plan and due as of the date hereof have been timely made or have been reflected in the Company's financial statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver with respect to any Plan. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Compensation and Benefit Plan (other than such obligations as may arise from or relate to the group health plan coverage continuation provisions of ERISA, the Code or state law), except as set forth in Section 5.03(m)(v) of the Company's Disclosure Schedule. Except as set forth in
         Section 5.03(m)(v) of the Company's Disclosure Schedule, the Company or the Subsidiaries may amend or terminate any Compensation and Benefit Plan identified in response to the preceding sentence at any time to the extent permitted by ERISA and the Code without incurring any material liability thereunder. The Company or the Subsidiaries may amend or terminate any such Compensation and Benefit Plan at any time without incurring any liability thereunder other than incidental attorney fees and administrative expenses customarily incurred in connection with such termination.

                  (vi) Except as set forth in Schedule 5.03(m)(vi) hereto, the consummation of the transactions contemplated by this Agreement can not reasonably be expected to (x) entitle any Employees to severance pay under any Compensation and Benefit Plan, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any payments under any of the Compensation and Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

         (n) LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's Knowledge, threatened, nor to the Company's Knowledge, has there been any activity involving its or any of its Subsidiaries' employees since December 31, 1998 seeking to certify a collective bargaining unit or engaging in other organizational activity.

         (o) ENVIRONMENTAL MATTERS. Neither the conduct nor operation of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither the Company nor any of its Subsidiaries has received any notice from any Person that the Company or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.


         (p) TAX MATTERS. (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company and its Subsidiaries have been duly filed and all such Tax Returns are complete and accurate in all material respects, (B) all Taxes (whether or not shown to be due on the Tax Returns referred to in clause (A)) have been or will be paid in full when due, (C) the Tax Returns referred to in clause (A) have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full,

(E) all Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (G) no extensions or waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiaries. The Company has made available to Zions true and correct copies of the Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1999. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company's SEC Documents filed on or prior to the date hereof. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or allocation agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any person (other than the Company and its Subsidiaries). No Liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with United States GAAP. Neither the Company nor any of its Subsidiaries has been a party to any distribution occurring during the last three (3) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement. As of the date hereof, neither the Company nor any of its Subsidiaries has any reason to believe that any condition exists that reasonably could be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

         (q) RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers (all of such material arrangements are listed in Section 5.03(q) of the Company's Disclosure Schedule), were entered into (i) in accordance with reasonable business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the Company's Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

         (r) BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present in all material respects the financial position of the Company and its Subsidiaries.

         (s) INSURANCE. The Company's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("INSURANCE POLICIES"). To the Company's Knowledge, the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as are prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         (t) ALLOWANCE FOR POSSIBLE LOAN LOSSES. To the Company's Knowledge, the Company's (i) allowance for loan and lease losses and (ii) level of reserves is, and will be as of the Effective Date, adequate and in accordance with GAAP in all material respects and in accordance with all applicable regulatory requirements.

         (u) TRUST BUSINESS. Neither the Company nor either of the Company Banks serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts.

         (v) TAKEOVER LAWS; DISSENTERS RIGHTS. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliated transaction", "business combination" or other anti-takeover laws and regulations of any state (collectively, "TAKEOVER LAWS"), including, without limitation, the State of Delaware. Holders of the Company Securities do not have dissenters or appraisal rights in connection with the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

         (w)      MORTGAGE BANKING BUSINESS.

                  (i) LICENSES AND QUALIFICATIONS. Except as Previously Disclosed, the Subsidiary identified on Schedule 5.03(w) hereto (A) is
         (1) a mortgagee and servicer approved by the United States Department of Housing and Urban Development ("HUD") for loans insured by the Federal Housing Administration (the "FHA"), (2) an approved lender and servicer for loans insured by the Veterans' Administration (the "VA"),
         (3) an approved seller/servicer of one-to-four-family first and second mortgage loans for the Federal National Mortgage Association (the "FNMA") and the Federal Home Loan Mortgage Corporation (the "FHLMC"), and (4) an issuer and servicer approved by the

         Government National Mortgage Association ("GNMA") of GNMA-guaranteed mortgage-backed securities, (B) has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its current business, (C) is in good standing under all applicable federal, state and local laws and regulations thereunder as a lender and servicer and (D) is in good standing with all authorities and servicers for the state bond programs in which it participates.

                  (ii) TITLE TO LOANS. All Mortgage Loans are owned by such Subsidiary free and clear of any Lien. Each mortgage or deed of trust securing a Mortgage Loan has been duly recorded or submitted for recordation in due course in the appropriate filing office in the name of the Company as mortgagee. Neither the Company nor any of its Subsidiaries has released any security for any Mortgage Loan, except upon receipt of reasonable consideration for such release (as documented in the applicable loan file), or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan.


                  (iii) COMPLIANCE. Except as Previously Disclosed, each Mortgage Loan which is being serviced by the Company or any of its Subsidiaries for the account of others (the "SERVICED LOANS") was underwritten and originated, and the Mortgage Loan documents and Mortgage Loan files maintained by the Company and each of its Subsidiaries with respect thereto are being maintained by the Company and such Subsidiary in compliance with all applicable laws and regulations and, if applicable, the requirements of the "Investor" (which term means (x) FHLMC, FNMA, GNMA, or any other person, as the case may be, that owns any of the Mortgage Loans or any portion of a Pool (as defined in Subsection (xi) below) of loans or holds beneficial title to the Mortgage Loans or any portion of a Pool of Mortgage Loans, but shall not mean the holder of mortgage-backed securities or mortgage pass-through securities except to the extent that the consent of such holder may be required in order for the Company and each of its Subsidiaries to continue to have servicing rights with respect to the Mortgage Loans related thereto and (y) any person who owns servicing rights for loans serviced or master serviced by the Company or any of its Subsidiaries pursuant to a Loan Servicing Agreement) acquiring such Mortgage Loan (or, if there is no such Investor, in accordance with the Company's underwriting standards then in effect) and the requirements of each person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Mortgage Loans or the collateral therefor (each, an "INSURER"), if any, in effect and applicable at the time such insurance was obtained. Except as Previously Disclosed, the Company and each of its Subsidiaries have not done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of any Agency or the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any private mortgage insurance or commitment of any private mortgage insurer to insure, (iv) any title insurance policy, (v) any hazard insurance policy, (vi) any flood insurance policy, (vii) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Agency, Investor or Insurer, (viii) any surety or guaranty agreement, (ix) any guaranty issued by GNMA, FNMA or FHLMC to the Company or any of its Subsidiaries respecting mortgage backed securities issued by the Company and other like guarantees or (x) the rights of the Company or any of its Subsidiaries under any Loan Servicing Agreement or loan purchase commitment.

                  (iv) LOAN SERVICING AGREEMENTS. Except as Previously Disclosed, all of the contracts pursuant to which the Company or such Subsidiary has the right and/or obligation to service Mortgage Loans of the Company (each, a "LOAN SERVICING AGREEMENT") are (A) valid and binding obligations of the Company or such Subsidiary, and to the Company's Knowledge, of all the other parties thereto, (B) in full force and effect, (C) enforceable in accordance with their terms (except where enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles) and (D) owned by the Company or such Subsidiary free and clear of any Lien, except pursuant to the Mortgage Loan and security agreements Previously Disclosed. There is no default by the Company or any Subsidiary or, to the Company's Knowledge, claims of default against the Company or any Subsidiary by any party under any such Loan Servicing Agreement, and, except for the consummation of the transactions contemplated by this Agreement, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Loan Servicing Agreement or would result in any such mortgage servicing agreement being terminable by any party thereto. There is no pending or, to the Company's Knowledge, threatened cancellation of any Loan Servicing Agreement and the obligations of the Company or any of its Subsidiaries under each Loan Servicing Agreement are being performed in all material respects by the Company or any Subsidiaries in accordance with the terms of such Agreement and applicable rules or regulations. Neither the Company nor any of its Subsidiaries is a subservicer with respect to any of the Serviced Loans.


         (v)      SECURITIZATION TRANSACTIONS.


                  (A) The Company and its Subsidiaries, as servicer under the applicable Loan Servicing Agreement (the "SECURITIZATION SERVICER") of each outstanding transaction under which the Company or its Subsidiaries have sold or pledged Mortgage Loans in a securitization, whether sold under the Securities Act or otherwise (a "SECURITIZATION TRANSACTION"), has complied in all material respects with all contracts, including the Loan Servicing Agreements, and all conditions to be performed or satisfied by them with respect to all agreements and arrangements pursuant to which such person is bound under such Securitization Transaction (collectively, "SECURITIZATION INSTRUMENTS").

                  (B) No Securitization Servicer or, to the Company's Knowledge, no trustee or issuer with respect to any Securitization, has taken any action which would reasonably be expected to adversely affect the characterization or Tax treatment for federal, state or local income or franchise Tax purposes of the issuer or any securities issued in a Securitization Transaction, and all required federal, state and local tax and information returns relating to any Securitization Transaction have been properly filed.

                  (C) Each representation and warranty made by the Company or its Subsidiaries in each "Purchase Agreement," "Pooling and Servicing Agreement," "Placement Agency Agreement," "Servicer's Indemnification Agreement" and any other Securitization Instrument to which any of them was a party in any Securitization Transaction was true and correct in all material respects whenever made or reaffirmed by any of them and the Company and its Subsidiaries have each fully performed and carried out each covenant and agreement made by any of them in any such Securitization Instrument.

                  (vi) MORTGAGE INSURANCE. Each Mortgage Loan which is indicated in the related Mortgage Loan documents to have FHA insurance is insured under the National Housing Act or qualifies for such insurance. Each Mortgage Loan which is indicated in the related Mortgage Loan documents to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code to the extent required by the applicable Investor or qualifies for such guarantee. Except as Previously Disclosed, as to each FHA insurance certificate, each VA guarantee certificate, and each Mortgage Loan which is indicated in the related Mortgage Loan file to be insured by private mortgage insurance, the Company and its Subsidiaries have complied in all material respects with applicable provisions of the insurance or guarantee contract and applicable laws and regulations, the insurance or guarantee is in full force and effect with respect to each such Mortgage Loan, and to the Company's Knowledge, there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.


                  (vii) TITLE INSURANCE. To the extent required by the applicable Investor, each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance or opinion of title acceptable to the relevant Investor, and each such title insurance policy is issued by an Insurer acceptable to the applicable Investor and qualified to do business in the jurisdiction where the collateral securing such Mortgage Loan is located, and insures the originator and its successors and assigns as to the first priority lien of the mortgage in the original principal amount of the Mortgage Loan (or, in the case of a second mortgage, the second priority lien). The applicable Investor, as assignee of the originator's rights, is an insured of such lender's title insurance policy, and such lender's policy is in full force and effect. The Company and its Subsidiaries have not, nor, to the Company's Knowledge, has any prior servicer, performed any act or omission which would impair the coverage of such lender's policy.

         (x) FAIRNESS OPINION. Prior to the execution of this Agreement, the Company has received the written opinion of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date of this Agreement, and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the holders of the Company Common Stock from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         5.4 REPRESENTATIONS AND WARRANTIES OF ZIONS. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Zions hereby represents and warrants to the Company as follows:

         (a) ORGANIZATION, STANDING AND AUTHORITY. Zions is duly organized, validly existing and in good standing under the laws of the State of Utah. Zions is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Zions has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

         (b) ZIONS STOCK.

                  (i) As of the date hereof, the authorized capital stock of Zions consists solely of 200,000,000 shares of Zions Common Stock, of which no more than 88,000,000 shares were outstanding as of the date hereof, and 3,000,000 shares of Zions Preferred Stock, of which no shares were outstanding as of the date hereof.

                  (ii) The shares of Zions Common Stock to be issued in exchange for shares of Company Securities in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

         (c) SUBSIDIARIES. Each of Zions's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and Zions owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

         (d) CORPORATE POWER. Zions and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Zions has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         (e) CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Zions and the Zions Board. This Agreement is a valid and legally binding agreement of Zions enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Approval of the shareholders of Zions is not required in order to consummate the transactions contemplated hereby.

         (f) REGULATORY APPROVALS; NO DEFAULTS.

                  (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Zions or any of its Subsidiaries in connection with the execution, delivery or performance by Zions of this Agreement or to consummate the Merger except for (A) the filing of an application or notice under Section 3 of the BHC Act and Regulation Y of the Federal Reserve Board, and the approval or waiver thereof by the Federal Reserve Bank of San Francisco; (B) the filing and approval of an application with the Commissioner and the FDIC; (C) the approval of the listing on the Nasdaq of Zions Common Stock to be issued in the Merger; (D) the filing and declaration of effectiveness of the Registration Statement; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Zions Stock in the Merger; (F) the filing, if any, of an agreement of merger with the Utah Division pursuant to the UBCA and (G) the filing of a certificate of merger with the Delaware Secretary pursuant to the DGCL. Zions intends to file a notice with the Federal Reserve Bank of San Francisco pursuant to Section 225.12(d)(2) of Regulation Y. As of the date hereof, Zions is not aware of any fact or circumstance pertaining to Zions or any of its Subsidiaries or Affiliates that could reasonably be expected to cause the approvals and waivers set forth in Section 7.01(b) not to received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in
         Section 7.01(b).


                  (ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Zions or of any of its Subsidiaries or to which Zions or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of Zions or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

                  (i) Except as Previously Disclosed, Zions's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Zions's "SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Zions and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Zions and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Zions have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.


                  (ii) Since June 30, 2000, (A) Zions and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and
         (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Zions.

                  (iii) Since September 30, 2000, Zions and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice, except as disclosed in Zion's SEC Documents or Previously Disclosed.

         (h) TAX MATTERS. As of the date hereof, neither Zions nor any of its Subsidiaries has any reason to believe that any condition exists that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

         (i) LITIGATION. Except as Previously Disclosed or set forth in the Zion's SEC Documents, there is no suit, action or proceeding pending (and to the knowledge of Zions, no such suit, action or proceeding has been threatened) that, individually or in the aggregate, is (i) material to Zions and its Subsidiaries, taken as a whole, or (ii) that is reasonably likely to prevent or delay Zions in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

         (j) REGULATORY MATTERS. (i) Neither Zions nor any of its Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority. (ii) Neither Zions nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is consideration the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.


                                   ARTICLE VI

                                    COVENANTS

         6.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Company and Zions agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in
Article VII hereof, and shall cooperate fully with the other party hereto to that end.

         6.2 SHAREHOLDER APPROVAL. The Company agrees to take, in accordance with applicable law and its charter documents and by-laws, all action necessary to convene an appropriate meeting of its stockholders (the "Company Meeting") to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Merger, in each case as promptly as practicable after the Registration Statement is declared effective. Except to the extent that the Company Board determines after consultation with its counsel that to do otherwise is legally required for the discharge of its fiduciary duties, the Company Board shall recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

         6.3     REGISTRATION STATEMENT.

         (a) Zions agrees to prepare a registration statement on Form S-4 or other applicable form (the "REGISTRATION STATEMENT") to be filed by Zions with the SEC in connection with the issuance of Zions Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Company constituting a part thereof (the "PROXY STATEMENT") and all related documents). Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with Zions, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement. Company agrees to file the Proxy Statement in preliminary form with the SEC as soon as reasonably practicable, and Zions agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Zions and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the definitive Proxy Statement to its stockholders. Zions shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Securities as may be reasonably requested in connection with any such action. As of the date of this Agreement, Zions represents that it is not aware of any reason why the SEC will not declare the Registration Statement effective in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

         (b) At the Effective Time, Zions will assume any registration obligations with respect to the Company Warrants provided for in the Company Registration Rights Agreement.


         (c) Each of the Company and Zions agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (iA the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and Zions further agrees that if it shall become aware prior to the time of the Company Meeting or the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         6.4 BANK MERGER. Each of the Company and Zions agrees that it will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit the Bank Merger contemplated by the Bank Merger Agreement to occur immediately after the Merger.

         6.5 PRESS RELEASES. Each of the Company and Zions agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or Nasdaq rules. Notwithstanding the foregoing, in the event that either Zions or the Company determines that a press release or written statement for general circulation relating to the transactions contemplated hereby is required by law or Nasdaq rules, such party shall first notify the other of the press release or written statement, afford the other party a reasonable opportunity to review and comment on the press release or written statement, and obtain the other party's approval of such disclosure, which approval shall not be withheld or delayed in any manner that is unreasonable under the circumstances.

         6.6     ACCESS; INFORMATION.

         (a) Each of the Company and Zions agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and, to the extent permitted by its auditors, work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party all information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

         6.7 ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of the Company or its Subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its and its subsidiaries' employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to an Acquisition Proposal or, except to the extent that the Company Board determines after consultation with its counsel that to do otherwise is required for the discharge of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Zions with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. The Company shall promptly (within 24 hours) advise Zions following the receipt by the Company of any Acquisition Proposal and the substance thereof (including without limitation the identity of the person or persons making such Acquisition Proposal) and advise Zions of any developments with respect to such Acquisition Proposal upon the occurrence thereof.

         6.8     RULE 145 RESTRICTIONS

         (a) Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to Zions a schedule of each Person that, to the best of the Company's Knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of the Company (each, a "COMPANY AFFILIATE") as that term is used in Rule 145 under the Securities Act.

         (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Company on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D.

         6.9 CERTAIN POLICIES. Prior to the Effective Date, the Company shall, consistent with GAAP and on a basis mutually satisfactory to it and Zions, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Zions; PROVIDED, HOWEVER, that the Company shall not be obligated to take any such action pursuant to this
Section 6.09 unless and until Zions acknowledges and to the extent appropriate certifies that all conditions to the Company's obligation to consummate the Merger have been satisfied and all such conditions are so satisfied.

         6.10 NASDAQ LISTING. Zions will file with Nasdaq and any securities exchange on which Zions Common Stock is listed prior to the Effective Date the Notification Form for Change in Number of Shares Outstanding and any other applicable form concerning the shares of Zions Common Stock to be issued to the holders of Company Common Stock in the Merger and upon exercise of the Replacement Options and the Replacement Warrants.

         6.11    REGULATORY APPLICATIONS.

         (a) Zions and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including the Bank Merger. Each of Zions and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. Prior to the Effective Time, except to the extent prohibited by applicable law, Zions shall furnish promptly to the Company's counsel a copy of each report, schedule, correspondence and other document that Zions or its representatives delivers to or files with, or Zions or any of its representatives receives from, any Governmental Authority in connection with the transactions contemplated by this Agreement, including, without limitation, any document or portion thereof designated as confidential by Zions.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12    INDEMNIFICATION.

         (a) Following the Effective Date, Zions shall indemnify, defend and hold harmless any person who immediately prior to the Effective Time is a current or former director or officer of the Company and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement or any related agreement, but excluding any Costs arising out of any violation of the Exchange Act or the rules and regulations thereunder with respect to insider trading) to the fullest extent that the Company is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law, the Company Certificate and the Company By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to Zions) selected by Zions and reasonably acceptable to such officer or director; and PROVIDED, FURTHER, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Zions shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. Zions shall pay promptly expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party unless such advancement of expenses is expressly prohibited by law.


         (b) Zions shall obtain, not later than the Effective Time, so-called "tail insurance" with respect to that portion of the Company's director's and officer's liability insurance policy that serves to reimburse the present and former directors and officers (determined as of the

Effective Time) of the Company or any of its Subsidiaries (as opposed to the portion that serves to reimburse the Company) with respect to any claim brought against any such director or officer during the four-year period beginning as of the Effective Time and arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; PROVIDED, HOWEVER, that in no event shall Zions be required to expend more than 150% of the current amount expended by the Company (the "INSURANCE AMOUNT") to maintain or procure such directors and officers insurance coverage; PROVIDED, FURTHER, that if Zions is unable to maintain or obtain the insurance called for by this Section 6.12(b), Zions shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; PROVIDED, FURTHER, that officers and directors of the Company or any Subsidiary may be required to make application and provide customary representations and warranties to Zions's insurance carrier for the purpose of obtaining such insurance.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Zions thereof; PROVIDED that the failure so to notify shall not affect the obligations of Zions under
Section 6.12(a) unless and to the extent that Zions is actually materially prejudiced as a result of such failure.

         (d) If after the date hereof Zions or any of its successors or assigns shall enter into an agreement to consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall enter into an agreement to transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that such successors and assigns of Zions shall assume the obligations set forth in this Section 6.12.


         6.13 BENEFIT PLANS. It is acknowledged by the parties that, by virtue of the Merger, all employees of the Company and its Subsidiaries immediately prior to the Effective Time ("CURRENT EMPLOYEES") shall be employees of a Subsidiary of Zions immediately after the Effective Time; PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the ability of Zions to terminate the employment of any Current Employee after the Effective Time. Zions shall, from and after the Effective Time, (i) provide Current Employees who remain as employees of Zions or any of its Significant Subsidiaries with benefits under employee benefit plans which are no less favorable in the aggregate than those provided to similarly situated employees of Zions, CB&T or any other Significant Subsidiary of Zions including without limitation allowing such employees to participate in Zions's stock option plans in accordance with the policies of Zions with respect to such stock option plans, and (ii) with respect to Current Employees who remain as employees of Zions or any of its Significant Subsidiaries, cause each employee benefit plan of Zions or its Significant Subsidiaries in which such employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company or any Company Bank as if such service were with

Zions or its Significant Subsidiaries, to the same extent to which such service was credited under a comparable plan of the Company or any Company Bank. Notwithstanding the foregoing, the Company consents and covenants that from and after the Effective Date, the Company's Compensation and Benefit Plans will be governed, managed and/or terminated by Zions, all within Zions' sole discretion subject to the terms of such plans and the applicable provisions of the Code and ERISA. For a period of at least one (1) year after the Effective Date, Zions shall provide severance benefits to Current Employees no less favorable than those benefits set forth in the Company's Severance Pay Plan, as amended January 1, 1999, Previously Disclosed. The retention bonus payments contemplated by
Schedule 4.01(d)(v) of the Company's Disclosure Schedule will be in addition to, and not in lieu of, any severance payments to which Current Employees shall otherwise be entitled after the Effective Date. At all times after the Effective Time, Zions will, and will cause its Subsidiaries to, honor in accordance with their terms as in effect on the date hereof, or as amended after the date hereof with prior written consent of Zions, any employment, severance, consulting, supplemental retirement or other compensation contracts or arrangement with any current or former director, officer or employee of the Company, provided such contract or arrangement is listed in the Company's Disclosure Schedule.

         6.14 NOTIFICATION OF CERTAIN MATTERS. Each of the Company and Zions shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 SHAREHOLDER AGREEMENTS. Certain shareholders of the Company identified in the Company's Disclosure Schedule, in exchange for good and valuable consideration, have executed and delivered to Zions shareholder agreements substantially in the form of Exhibit D hereto (the "SHAREHOLDER Agreements"), committing such persons, (i) to vote their shares of Company Common Stock in favor of this Agreement at the Company Meeting and (ii) to certain representations concerning the ownership of Company Common Stock and Zions Common Stock to be received as a result of the Merger.

         6.16 RESERVATION OF SHARES. Zions shall at all times from and after the date of this Agreement maintain a sufficient number of duly authorized, unissued and reserved shares of Zions Common Stock necessary to permit Zions to satisfy its obligations under this Agreement without the need to seek approval of Zions's shareholders.

         6.17 ACCOUNTANTS' LETTERS. Each of the Company and Zions shall use its reasonable best efforts to cause to be delivered to the other party a letter of their respective independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

         6.18 RESIGNATIONS. The Company will use its reasonable best efforts to obtain the resignations of each director of the Company and the Company Banks on or before the Effective Date, which resignations shall be effective at the Effective Time.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Zions and the Company to consummate the Merger is subject to the fulfillment or written waiver by Zions and the Company prior to the Effective Time of each of the following conditions:

         (a) SHAREHOLDER APPROVALS. This Agreement and the Merger shall have been duly adopted by the requisite vote of the shareholders of the Company.

         (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which reasonably could be expected to
(i) following the Effective Time, have a Material Adverse Effect on Zions and its Subsidiaries taken as a whole or (ii) materially or adversely reduce the economic and business benefits of the transactions contemplated hereby to such a degree that Zions would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

         (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

         (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) NASDAQ. All action necessary or required to effect quotation and listing of the shares of Zions Common Stock to be issued in the merger or pursuant to the Replacement Warrants and Replacement Options on Nasdaq or any applicable national securities exchange on which Zions Common Stock is quoted or listed shall have been taken.

         7.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Zions set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF ZIONS. Zions shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect.

         (c) OPINION OF THE COMPANY'S COUNSEL. The Company shall have received an opinion of Nutter, McClennen & Fish, LLP, counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Zions and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code and (iii) no gain or loss will be recognized by shareholders of the Company who receive shares of Zions Common Stock in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Nutter, McClennen & Fish, LLP may require and rely upon representations contained in letters from the Company, Zions and shareholders of the Company.

         7.3 CONDITIONS TO OBLIGATION OF ZIONS. The obligation of Zions to consummate the Merger is also subject to the fulfillment or written waiver by Zions prior to the Effective Time of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Zions shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.



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

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Zions shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

         (c) OPINION OF ZIONS'S COUNSEL. Zions shall have received an opinion of Sullivan & Cromwell, counsel to Zions, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Zions and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from the Company, Zions and shareholders of the Company.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

         (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of Zions and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         (b) BREACH. At any time prior to the Effective Time, by Zions or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

         (c) DELAY. At any time prior to the Effective Time, by Zions or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 2001, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).



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

         (d) NO APPROVAL. By the Company or Zions, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or
(ii) the stockholder approval required by Section 7.01(a) herein is not obtained at the Company Meeting.

         (e) FAILURE TO RECOMMEND. At any time prior to the Company Meeting, by Zions if the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Zions.

         8.2 EFFECT OF TERMINATION AND ABANDONMENT. (a) Except for Zions' rights, if any, pursuant to the Stock Option Agreement and the Company's rights, if any, pursuant to Section 8.02(b), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any breach of this Agreement prior to such termination.

         (b) If this Agreement shall be terminated by the Company or Zions pursuant to Section 8.01(c) (except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the Company) or Section 8.01(d)(i), then Zions shall promptly reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred in connection with the negotiation and preparation of this Agreement and the satisfaction of the Company's obligations hereunder up to $500,000 in the aggregate.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Article III, Sections 6.12, 6.13 and 6.16 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(c), 6.05(b), 8.02, and this Article IX which shall survive such termination).

         9.2 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting, this Agreement may not be amended if it would violate the UBCA or the DGCL or reduce the consideration to be received by the Company shareholders in the Merger.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. The delivery of a signature page of this Agreement by one party to the other via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

         9.4 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the DGCL or the UBCA are applicable).

         9.5 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that all expenses relating to the printing and mailing of the Proxy Statement will be borne equally by the parties.

         9.6 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  If to the Company, to:

                           Eldorado Bancshares, Inc.
                           24012 Calle de la Plata, Suite 340
                           Laguna Hills, California 92653
                           Attention: Robert P. Keller
                           Facsimile: (949) 699-4348

                  With a copy to:

                           Nutter, McClennen & Fish, LLP
                           One International Place, Boston MA  02110
                           Attention:  Michael K. Krebs, Esq.
                           Facsimile:  (617) 310-9288



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

                 If to Zions, to:

                          Zions Bancorporation
                          One South Main
                          Suite 1380
                          Salt Lake City, Utah  84111
                          Attention:  Dale M. Gibbons
                          Facsimile:  (801) 524-2129

                 With a copy to:

                          Sullivan & Cromwell
                          1888 Century Park East, Suite 2100
                          Los Angeles, California 90067-1725
                          Attention:  Stanley F. Farrar
                          Facsimile:  (310) 712-8800

         9.7 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made between the parties. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except (i) that the Company's present and former officers and directors (determined as of the Effective Time) are intended third party beneficiaries with respect to the provisions set forth in Section 6.12, (ii) holders of the Company Common Stock are intended third party beneficiaries with respect to the provisions set forth in Section 3.04 and Section 6.03(c), (iii) holders of Replacement Options and Replacement Warrants are intended third party beneficiaries with respect to the provisions set forth in Section 3.06, 3.07 and Section 6.03, and (iv) the Current Employees are intended third party beneficiaries with respect to the provisions set forth in Section 6.13.

         9.8 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."


                    *                   *                   *



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                     ELDORADO BANCSHARES, INC.


                                     By:  /s/ Robert P. Keller
                                          ----------------------------------
                                          Name:  Robert P. Keller
                                          Title: President and Chief
                                                 Executive Officer



                                     ZIONS BANCORPORATION


                                     By:  /s/ Dale Gibbons
                                          -----------------------------------
                                          Name:  Dale Gibbons
                                          Title: Executive Vice President and
                                                 Chief Financial Officer



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